Rogers Corporation Reports Third Quarter 2023 Results

Operating Performance Drives Further Gross Margin and Earnings Improvement

Chandler, Arizona, October 26, 2023: Rogers Corporation (NYSE:ROG) today announced financial results for the third quarter of 2023.

"We continued our strong operating performance in the third quarter as we increased gross margin to over 35%, which drove stronger earnings and operating cash flow," stated Colin Gouveia, Rogers' President and CEO. "This marks the third consecutive quarter of gross margin improvement and delivers on the margin commitments we made previously. We are pleased with our progress thus far and remain committed to further improving our cost structure with our operational excellence initiatives. Third quarter sales were nearly flat compared to the prior quarter as global economic conditions remained challenging and customer inventory destocking continued. We are pleased with the strong progress we have made so far this year. We have significantly improved our margin and cost structure, bolstered the organization with new talent, secured important design wins, and are moving forward with targeted investments in fast growing markets."

Financial Overview

GAAP Results	Q3 2023	Q2 2023	Q3 2022
Net Sales ($M)	$229.1	$230.8	$247.2
Gross Margin	35.1%	34.5%	31.6%
Operating Margin	11.8%	12.1%	7.5%
Net Income (Loss) ($M)	$19.0	$17.9	$14.8
Net Income (Loss) Margin	8.3%	7.7%	6.0%
Diluted Earnings Per Share	$1.02	$0.96	$0.78
Net Cash Provided by Operating Activities ($M)	$42.0	$15.7	$13.5

Non-GAAP Results[1]	Q3 2023	Q2 2023	Q3 2022
Adjusted Operating Margin	14.3%	13.4%	10.8%
Adjusted Net Income ($M)	$23.2	$20.0	$21.2
Adjusted Earnings Per Diluted Share	$1.24	$1.07	$1.11
Adjusted EBITDA ($M)	$45.4	$43.7	$39.7
Adjusted EBITDA Margin	19.8%	18.9%	16.0%
Free Cash Flow ($M)	$35.3	$4.2	$(20.3)

Net Sales by Operating Segment (dollars in millions)	Q3 2023	Q2 2023	Q3 2022
Advanced Electronics Solutions (AES)	$126.4	$130.2	$130.6
Elastomeric Material Solutions (EMS)	$98.0	$95.3	$111.0
Other	$4.8	$5.3	$5.6

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

Q3 2023 Summary of Results
Net sales of $229.1 million decreased 0.7% versus the prior quarter resulting from lower sales in the AES business unit, partially offset by higher EMS business unit sales. AES net sales decreased by 2.9% primarily related to lower EV/HEV, aerospace and defense (A&D) and ADAS sales. EMS net sales increased by 2.8% primarily from higher portable electronics and A&D sales, partially offset by lower general industrial sales. Currency exchange rates unfavorably impacted total company net sales in the third quarter of 2023 by $0.7 million compared to the prior quarter.

Gross margin improved to 35.1% compared to 34.5% in the prior quarter due to procurement cost savings and favorable product mix, partially offset by the decline in sales volume.

Selling, general and administrative (SG&A) expenses decreased by $1.8 million from the prior quarter to $44.3 million. The lower SG&A expense was due primarily to a decrease in variable compensation costs, partially offset by higher professional service fees.

GAAP operating margin of 11.8% decreased from 12.1% in the prior quarter. The lower operating margin was due to a decrease in other operating income, partially offset by the improvement in gross margin and lower SG&A and restructuring and impairment charges. Adjusted operating margin of 14.3% increased by 90 basis points versus the prior quarter.

GAAP earnings per diluted share were $1.02 compared to earnings per diluted share of $0.96 in the previous quarter. The increase in GAAP earnings per diluted share was due to an increase in other income and lower interest expense. On an adjusted basis, earnings were $1.24 per diluted share compared to adjusted earnings of $1.07 per diluted share in the prior quarter.

Ending cash and cash equivalents were $126.5 million, a decrease of $15.0 million versus the prior quarter. Net cash provided by operating activities in the third quarter was $42.0 million, capital expenditures were $6.7 million and a principal payment of $50 million was made on the outstanding borrowings under the Company’s revolving credit facility.

Financial Outlook

Q4 2023
Net Sales ($M)	$215 to $225
Gross Margin	34.0% to 35.0%
Earnings Per Diluted Share	$0.71 to $0.91
Adjusted Earnings Per Diluted Share[1]	$0.90 to $1.10

2023
Capital Expenditures ($M)	$55 to $65

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

Conference call and additional Information
A conference call to discuss the results for the third quarter will take place today, Thursday, October 26, 2023 at 5:00 pm ET. A live webcast of the event and the accompanying presentation can be accessed on the Rogers Corporation website at https://www.rogerscorp.com/investors.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide.

Safe Harbor Statement
Statements included in this release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Rogers’ current beliefs and expectations. This release contains forward-looking statements regarding our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Other risks and uncertainties that could cause such results to differ include: the duration and impacts of the coronavirus global pandemic and efforts to contain its transmission and distribute vaccines, including the effect of these factors on our business, suppliers, customers, end users and economic conditions generally; continuing disruptions to global supply chains and our ability, or the ability of our suppliers, to obtain necessary product components; failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States (U.S.) and abroad, particularly in China, South Korea, Germany, the United Kingdom, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd. (Huawei); fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability and willingness of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, including the ongoing conflict between Russia and Ukraine, terrorism or public health crises; the impact of sanctions, export controls and other foreign asset or investment restrictions; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation or risks arising from the terminated DuPont Merger; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Company. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Investor contact:
Steve Haymore
Phone: 480-917-6026
Email: stephen.haymore@rogerscorporation.com

Website address: https://www.rogerscorp.com

(Financial statements follow)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net sales	$229,148	$247,231	$703,816	$747,467
Cost of sales	148,788	169,167	464,138	497,491
Gross margin	80,360	78,064	239,678	249,976

Selling, general and administrative expenses	44,336	50,653	150,549	164,496
Research and development expenses	7,827	9,140	25,511	25,450
Restructuring and impairment charges	1,921	373	16,361	1,119
Other operating (income) expense, net	(846)	(578)	(7,507)	(2,852)
Operating income	27,122	18,476	54,764	61,763

Equity income in unconsolidated joint ventures	641	1,162	1,559	4,237
Other income (expense), net	761	977	9	1,563
Interest expense, net	(2,328)	(2,942)	(8,627)	(5,559)
Income before income tax expense	26,196	17,673	47,705	62,004
Income tax expense (benefit)	7,161	2,835	14,311	12,683
Net income	$19,035	$14,838	$33,394	$49,321

Basic earnings per share	$1.02	$0.79	$1.79	$2.62

Diluted earnings per share	$1.02	$0.78	$1.79	$2.60

Shares used in computing:
Basic earnings per share	18,627	18,818	18,619	18,804
Diluted earnings per share	18,685	18,999	18,668	18,997

Condensed Consolidated Statements of Financial Position (Unaudited)

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PAR VALUE)	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$126,455	$235,850
Accounts receivable, less allowance for doubtful accounts of $1,147 and $1,007	185,750	177,413
Contract assets	46,476	38,853
Inventories	157,073	182,402
Prepaid income taxes	3,337	4,042
Asbestos-related insurance receivables, current portion	3,881	3,881
Other current assets	31,825	17,426
Total current assets	554,797	659,867
Property, plant and equipment, net of accumulated depreciation of $391,898 and $381,584	341,696	358,415
Investments in unconsolidated joint ventures	10,346	14,082
Deferred income taxes	58,922	50,649
Goodwill	352,214	352,365
Other intangible assets, net of amortization	124,496	133,724
Pension assets	5,523	5,251
Asbestos-related insurance receivables, non-current portion	55,926	55,926
Other long-term assets	16,946	15,935
Total assets	$1,520,866	$1,646,214
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$46,852	$57,342
Accrued employee benefits and compensation	33,778	34,158
Accrued income taxes payable	7,018	5,504
Asbestos-related liabilities, current portion	4,968	4,968
Finance lease obligations, current portion	345	498
Other accrued liabilities	23,176	40,067
Total current liabilities	116,137	142,537
Borrowings under revolving credit facility	80,000	215,000
Pension and other postretirement benefits liabilities	1,618	1,501
Asbestos-related liabilities, non-current portion	59,739	60,065
Finance lease obligations, non-current portion	1,147	1,295
Non-current income tax	9,560	9,985
Deferred income taxes	23,720	23,557
Other long-term liabilities	18,333	19,808
Shareholders’ equity
Capital stock - $1 par value; 50,000 authorized shares; 18,616 and 18,574 shares issued and outstanding	18,616	18,574
Additional paid-in capital	148,992	140,702
Retained earnings	1,131,848	1,098,454
Accumulated other comprehensive loss	(88,844)	(85,264)
Total shareholders' equity	1,210,612	1,172,466
Total liabilities and shareholders' equity	$1,520,866	$1,646,214

Reconciliation of non-GAAP financial measures to the comparable GAAP measures

Non-GAAP financial measures:

This earnings release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”):

(1) Adjusted operating margin, which the Company defines as operating margin excluding acquisition-related amortization of intangible assets and discrete items, which are acquisition and related integration costs, dispositions, gains or losses on the sale or disposal of property, plant and equipment, restructuring, severance, impairment and other related costs, non-routine shareholder advisory costs, (income) costs associated with terminated merger, UTIS fire (recovery) charges and the related income tax effect on these items (collectively, “discrete items”);

(2) Adjusted net income, which the Company defines as net income (loss) excluding amortization of acquisition intangible assets, pension settlement charges and discrete items;

(3) Adjusted earnings per diluted share, which the Company defines as earnings per diluted share excluding amortization of acquisition intangible assets, pension settlement charges and discrete items, divided by adjusted weighted average shares outstanding - diluted;

(4) Adjusted EBITDA, which the Company defines as net income (loss) excluding interest expense, net, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, pension settlement charges and discrete items;

(5) Adjusted EBITDA Margin, which the Company defines as the percentage that results from dividing Adjusted EBITDA by total net sales;

(6) Free cash flow, which the Company defines as net cash provided by (used in) operating activities less non-acquisition capital expenditures.

Management believes adjusted operating margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies. Management also believes free cash flow is useful to investors as an additional way of viewing the Company's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from, and should not be compared to, similarly named measures used by other companies. Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

Reconciliation of GAAP operating margin to adjusted operating margin*:

	2023		2022
Operating margin	Q3	Q2	Q3
GAAP operating margin (%)	11.8%	12.1%	7.5%

Acquisition and divestiture related costs:
Dispositions	(0.3)%	—%	—%
Loss/(gain) on sale or disposal of assets	(0.1)%	(0.2)%	—%

Restructuring, business realignment and other cost saving initiatives:
Restructuring, severance, impairment and other related costs	1.0%	2.0%	0.5%

Non-routine shareholder advisory costs	—%	—%	—%
(Income) costs associated with terminated merger	0.6%	0.7%	1.4%
UTIS fire (recovery)/charges	(0.3)%	(2.6)%	(0.2)%
Total discrete items	1.0%	(0.1)%	1.7%
Operating margin adjusted for discrete items	12.8%	12.0%	9.2%

Acquisition intangible amortization	1.5%	1.4%	1.7%

Adjusted operating margin	14.3%	13.4%	10.8%
*Percentages in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted net income*:

(amounts in millions)	2023		2022
Net income	Q3	Q2	Q3
GAAP net income (loss)	$19.0	$17.9	$14.8

Acquisition and divestiture related costs:
Acquisition and related integration costs	—	—	0.1
Acquisition intangible amortization	3.4	3.3	4.1
Dispositions	(0.7)	0.1	—
Loss/(gain) on sale or disposal of assets	(0.2)	(0.5)	—

Restructuring, business realignment and other cost saving initiatives:
Restructuring, severance, impairment and other related costs	2.3	4.6	1.3

Non-routine shareholder advisory costs	—	0.1	—
(Income) costs associated with terminated merger	1.4	1.5	3.4
UTIS fire (recovery)/charges	(0.7)	(5.9)	(0.6)
Income tax effect of non-GAAP adjustments and intangible amortization	(1.4)	(1.0)	(2.0)
Adjusted net income	$23.2	$20.0	$21.2
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share*:

	2023		2022
Earnings per diluted share	Q3	Q2	Q3
GAAP earnings per diluted share	$1.02	$0.96	$0.78

Acquisition and divestiture related costs:
Dispositions	(0.03)	—	—
Loss/(gain) on sale or disposal of assets	(0.01)	(0.02)	—

Restructuring, business realignment and other cost saving initiatives:
Restructuring, severance, impairment and other related costs	0.09	0.18	0.05

Non-routine shareholder advisory costs	—	—	—
(Income) costs associated with terminated merger	0.06	0.06	0.14
UTIS fire (recovery)/charges	(0.03)	(0.25)	(0.02)
Total discrete items	$0.09	$(0.01)	$0.17

Earnings per diluted share adjusted for discrete items	1.11	0.94	0.95

Acquisition intangible amortization	$0.13	$0.13	$0.16

Adjusted earnings per diluted share	$1.24	$1.07	$1.11
*Values in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted EBITDA*:

	2023		2022
(amounts in millions)	Q3	Q2	Q3
GAAP net income (loss)	$19.0	$17.9	$14.8

Interest expense, net	2.3	2.8	2.9
Income tax expense (benefit)	7.2	7.3	2.8
Depreciation	8.1	10.4	7.3
Amortization	3.4	3.3	4.1
Stock-based compensation expense	3.8	5.0	3.5

Acquisition and divestiture related costs:
Acquisition and related integration costs	—	—	0.1
Dispositions	(0.7)	0.1	—
Loss/(gain) on sale or disposal of assets	(0.2)	(0.5)	—

Restructuring, business realignment and other cost saving initiatives:
Restructuring, severance, impairment and other related costs	2.3	2.3	1.3

Non-routine shareholder advisory costs	—	0.1	—
(Income) costs associated with terminated merger	0.9	1.0	3.4
UTIS fire (recovery)/charges	(0.7)	(5.9)	(0.6)
Adjusted EBITDA	$45.4	$43.7	$39.7
*Values in table may not add due to rounding.

Calculation of adjusted EBITDA margin*:

	2023		2022
	Q3	Q2	Q3
Adjusted EBITDA (in millions)	$45.4	$43.7	$39.7
Divided by Total Net Sales (in millions)	229.1	230.8	247.2
Adjusted EBITDA Margin	19.8%	18.9%	16.0%
*Values in table may not add due to rounding.

Reconciliation of net cash provided by (used in) operating activities to free cash flow*:

	2023		2022
(amounts in millions)	Q3	Q2	Q3
Net cash provided by (used in) operating activities	$42.0	$15.7	$13.5
Non-acquisition capital expenditures	(6.7)	(11.5)	(33.8)
Free cash flow	$35.3	$4.2	$(20.3)
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the 2023 fourth quarter:

Guidance Q4 2023
GAAP earnings per diluted share	$0.71 to $0.91

Discrete items	$0.06

Acquisition intangible amortization	$0.13

Adjusted earnings per diluted share	$0.90 - $1.10

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